As filed with the Securities and Exchange Commission on May 17, 2001

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  VAXGEN, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             94-3236309
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005
                                 (650) 624-1000

          (Address of Principal Executive Offices, Including Zip Code)

                               -------------------

                       VAXGEN, INC. 401(k) RETIREMENT PLAN

           EMPLOYMENT AGREEMENT BETWEEN GEORGE BAXTER AND VAXGEN, INC.

                           (Full Titles of the Plans)

                            ------------------------

                          Donald P. Francis, President
                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005
                                 (650) 624-1000

            (Name, Address and Telephone Number of Agent for Service)

                             -----------------------

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed        Proposed
  Title of                         maximum         maximum
Securities to   Amount to be    offering price    aggregate         Amount of
be registered   registered(1)    per share(2)   offering price  registration fee
--------------------------------------------------------------------------------

Common Stock
Par Value $0.01    118,375          $19.63        $2,323,701         $580.93

(1) Includes (i) 100,000 shares of Common Stock issuable pursuant to stock reserved for issuance under the registrant's 401(k) Retirement Plan and (ii) 18,375 shares of Common Stock reserved for issuance as shares under an employment agreement between the registrant and George Baxter, dated September 5, 2000. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the registrant's 401(k) Retirement Plan.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The $19.63 price is based upon the average of the high and low prices of the Common Stock on May 14, 2001, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated in this registration statement by reference:

          (a) The registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the registrant's latest fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission on March 30, 2001;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

          (c) The description of the registrant's Common Stock set forth in the registration statement on Form 8-A filed by the registrant with the Securities and Exchange Commission on June 29, 1999, under Section 12(g) of the Exchange Act. (File No. 0-26483).

     All documents filed by the registrant with the Securities and Exchange Commission after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the registrant has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care.

          Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The registrant's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The registrant has entered into agreements with certain of its directors that require the registrant to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the registrant or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The registrant has also secured insurance on behalf of its executive officers and directors for certain liabilities arising out of their actions in such capacities.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------

4.1 Certificate of Incorporation of the registrant is incorporated by reference to Exhibit 3.1 to the registrant's Form S-1 filed with the Securities and Exchange Commission on May 7, 1999 (No. 333-78065).

4.2 Amended and Restated Bylaws of the registrant are incorporated by reference to Exhibit 3.2 to the registrant's Form S-1/A filed with the Securities and Exchange Commission on June 11, 1999 (No. 333-78065).

5         Opinion of GCWF.

23.1      Consent of GCWF (included in Exhibit 5).

23.2      Consent of KPMG LLP.

24        Powers of Attorney (included on signature page).

99.1      VaxGen, Inc. 401(k) Retirement Plan.

99.2      First Amendment to VaxGen, Inc. 401(k) Retirement Plan.

99.3 Employment Agreement by and between VaxGen, Inc. and George Baxter dated September 5, 2000 is incorporated by reference to Exhibit 10.26 of the Form 10-K for the registrant's latest fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission on March 30, 2001.

          In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the registrant hereby undertakes that it will submit the 401(k) Retirement Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brisbane, state of California, on this 17th day of May, 2001.

                                     VAXGEN, INC.

                                     By /s/ Donald P. Francis
                                        -------------------------
                                        Donald P. Francis
                                        President (Principal Executive Officer)


                        SIGNATURES AND POWER OF ATTORNEY


     The officers and directors of VaxGen, Inc. whose signatures appear below, hereby constitute and appoint Donald P. Francis and Carter A. Lee, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                           Title                        Date
------------------------    -----------------------------------     ------------

/s/ Donald P. Francis       President and Director (Principal       May 17, 2001
------------------------    Executive Officer)
Donald P. Francis

/s/ Carter A. Lee           Senior Vice President Finance &         May 17, 2001
------------------------    Administration (Principal Financial
Carter A. Lee               and Accounting Officer)

/s/ Phillip W. Berman       Senior Vice President, Research and     May 17, 2001
------------------------    Development, Director
Phillip W. Berman

/s/ Randall L-W. Caudill    Director                                May 17, 2001
------------------------
Randall L-W. Caudill

/s/ Stephen C. Francis      Director                                May 17, 2001
------------------------
Stephen C. Francis

/s/ Ruth B. Kunath          Director                                May 17, 2001
------------------------
Ruth B. Kunath

/s/  William D. Young       Director                                May 17, 2001
------------------------
William D. Young

                                  EXHIBIT INDEX

4.1 Certificate of Incorporation of the registrant is incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 7, 1999 (No. 333-78065).

4.2 Bylaws of the registrant are incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 11, 1999 (No. 333-78065).

5         Opinion of GCWF.

23.1      Consent of GCWF (included in Exhibit 5).

23.2      Consent of KPMG LLP.

24        Powers of Attorney (included on signature page).

99.1      VaxGen, Inc. 401(k) Retirement Plan.

99.2      First Amendment to VaxGen, Inc. 401(k) Retirement Plan.

99.3 Employment Agreement by and between VaxGen, Inc. and George Baxter dated September 5, 2000 is incorporated by reference to Exhibit 10.26 of the Form 10-K for the registrant's latest fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission on March 30, 2001.